Exhibit 8.1

Particulars relating to entities combined in the economic entity a

	Country of incorporation	% Rinker group ownership 2003
Parent entity
Rinker Group Limited (formerly CSR Investments Overseas Ltd)	Australia

Combined entities
ALC Las Vegas Mining Claims, LLC d	USA	100
American Limestone West, LLC	USA	100
ARC Management Company, Inc	USA	100
ARC Materials Corporation	USA	100
Ballestrin Concrete Constructions Pty Ltd	Australia	100
Bettaform Constructions Pty Ltd	Australia	100
CSR Concrete Products Co Ltd c	Taiwan	—
CSR Emoleum Services Pty Ltd	Australia	100
CSR Taiwan Co Ltd c	Taiwan	—
CSR (Tianjin) Readymix Co., Ltd	China	70
FCS Las Vegas Mining Claims, LLC d	USA	100
Fort Calhoun Stone Company b	USA	100
Florida Crushed Stone Company	USA	100
Guernsey Stone Company b	USA	100
HCC Las Vegas Mining Claims, LLC d	USA	100
Hydro Conduit Corporation	USA	100
Hydro Conduit Management Company, Inc.	USA	100
Hydro Conduit of Texas, LP	USA	100
Hydro Investments, Inc.	USA	100
KMC Las Vegas Mining Claims, LLC d	USA	100
LV Western Mining Claims, LLC d	USA	100
Marana Golf, Inc. b	USA	100
Mili, LLC	USA	100
Northwest Materials Holding Company b	USA	100
Oxi, LLC	USA	100
Oxi Golf, LLC	USA	50
Pacific Rock Products, LLC b	USA	100
Pacific Rock Products Trucking, LLC b	USA	100
Pipe Liners, Inc	USA	100
Quality Ready Mix, Inc. b	USA	50
Readymix Holdings Pty Ltd	Australia	100
Readymix Roads Group Pty Ltd (formerly Readymix Australia Pty Ltd)	Australia	100

	Country of incorporation	% Rinker group ownership 2003
Readymix Properties Pty Ltd (formerly Humes Australia Pty Ltd)	Australia	100
Rinker Group Share Plan Pty Ltd (formerly Roads Holdings Pty Ltd)	Australia	100
Rinker Management Company, Inc	USA	100
Rinker Materials Corporation	USA	100
Rinker Materials Foreign Sales Corporation	US Virgin Is.	100
Rinker Materials Leasing LLC d (formerly Kiewit Materials Leasing LLC)	USA	100
Rinker Materials Nevada, Inc.	USA	100
Rinker Materials of Florida, Inc.	USA	100
Rinker Materials Polypipe, Inc.	USA	100
Rinker Materials South Central, Inc (formerly American Limestone Company, Inc)	USA	100
Rinker Materials Steel Framing, Inc.	USA	100
Rinker Materials West, LLC	USA	100
Rinker Materials Western, Inc. b (formerly Kiewit Materials Company)	USA	100
Rinker Modular Systems, LLC	USA	100
RMF Las Vegas Mining Claims, LLC d	USA	100
SKCOR, L.L.C.	USA	100
Solano Concrete Co., Inc. b	USA	100
Steel Construction Systems	USA	55
Stonelea, LLC	USA	100
Superior Drainage, LLC	USA	100
Tanner Companies (Yuma), Inc. b	USA	100
Twin Mountain Rock Company b	USA	100
Twin Mountain Rock Venture b	USA	51
United Metro Materials, Inc. b	USA	100
U-Liner Mid-America, Inc. c	USA	—
Western Equipment Co. b	USA	100
Wilson Concrete Company	USA	100
WPB Las Vegas Mining Claims, LLC d	USA	100

a   The combined financial statements in the registration statement also include asset and liabilities transferred from CSR Limited prior to the Rinker Group demerging from CSR Limited.

b   Acquired during the year.

c   Disposed during the year.

d   Controlled entity incorporated during the year.

e   50% owned entity controlled as Rinker Group exerts management control over entity.